                                                                 EXHIBIT 10.30
                            LEASE AGREEMENT



THE STATE OF TEXAS  )
                    )         KNOW ALL MEN BY THESE PRESENTS.
COUNTY OF HARRIS    )


     THIS LEASE AGREEMENT, made and entered into effective this 17th day of March, 1997, (the "Effective Date") by and between JAMES E. HORSLEY, hereinafter called "Landlord", and NES ACQUISITION CORP., hereinafter called "Tenant".
                               WITNESSETH

     In consideration of the rent hereinafter stipulated and agreed to be paid by Tenant to Landlord, and of the terms, covenants, and conditions herein contained and on the pan of the Tenant to be kept, observed and performed, the Landlord has LEASED, LET and DEMISED, and does by these presents LEASE, LET and DEMISE unto the Tenant the following described property for the period of time, subject to and upon the terms, covenants and conditions hereinbelow set forth, to-wit.

     1. DESCRIPTION OF LEASED PREMISES. The leased premises (the "Leased Premises"), known as 3440 Red Bluff Road, Pasadena, Texas 77503 are described as follows.

     See Exhibit "A" attached hereto and made a part hereof for all purposes.

    In addition to the Leased Premises, Landlord hereby leases and grants to Tenant (a) all rights, easements and appurtenances, if any, belonging or appertaining to the Leased Premises b), reference, and (b) all rights, title and interest of Landlord in and to any and all roads, streets, alleys and ways, if any, bounding the Leased Premises. The parking areas, driveways, exits and entrances of the Leased Premises may not be modified, reduced and/or relocated without the consent of Tenant.

     2. TERM OF LEASE. The initial term of this Lease is five (5) years (the "Term"), beginning on Effective Date unless sooner terminated or extended under the terms hereof.

     3. EXTENSIONS. Tenant shall have the option of extending the Term for four (4) additional periods of five (5) years each (individually, an "Extension" and collectively the "Extensions"), commencing at midnight on the date on which the Term or any Extension expires. Tenant shall give Landlord written notice exercising the applicable Extension not later than the date which is 90 days prior to the expiration of the Term or the Extension, as the case may be.

     The Rent for each Extension, subject to any adjustment pursuant to subparagraph (a) above, is as follows:

LEASE YEAR     MONTHLY RENT
----------     ------------
06-10          $5,720.00
11-15          $6,292.00
16-20          $6,921.00
21-25          $7,613.00

(10% increase over each prior 5 year rate).

     4. RENT. During the Term, Tenant covenants and agrees to pay to Landlord monthly rent in the amount of $5,200.00 ("Monthly Rent"). All such rental payments shall be payable in lawful money of the United States of America, monthly in advance, on or before the first day of each month. If the Effective Date of this Lease is other than on the first of a calendar month, the rental for the portion of the initial calendar month in which this Lease is in effect shall be prorated based upon 30 days in a calendar month. In the event the final month of this Lease is other than a full calendar month, the final month's rent shall likely be prorated. Should Tenant fail to pay such Monthly Rent, charges or other sums due hereunder within ten (10) days of the due date thereof provided in this Lease, Tenant further agrees to pay Landlord as a late charge to compensate Landlord for the added administrative expense caused by such late payment a one time sum equal to 5% of any outstanding balance of Monthly Rent (or other amounts) required to be paid under this Lease. Tenant shall also pay to Landlord as additional rental under this Lease any excise, sales, privilege or gross receipts tax levied, if any, on rents or charges paid hereunder.

     5. USE OF LEASED PREMISES. Tenant may use the Leased Premises only in a lawful manner for: (i) the operation of an equipment rental and sales business; or (ii) any other lawful use, provided Tenant receives the consent of Landlord which consent shall not be unreasonably withheld, conditioned, or delayed.

     6. REAL ESTATE AND OTHER TAXES. Landlord shall pay before they become delinquent real estate taxes imposed during the Term and any Extensions upon or against the Leased Premises ("Real Estate Taxes"). Landlord shall be solely responsible for payment of any and all penalties imposed for any late payment. Tenant shall, within thirty (30) days upon receipt from Landlord of a copy of the paid tax bill and an invoice, reimburse Landlord for payment of the Real Estate Taxes.

     Real Estate Taxes for the year in which the Term shall begin and the year in which the Lease shall terminate shall be prorated so that Tenant shall pay only those portions thereof which corresponds with the portion of said years as are within the Term or the current Extension. Nothing herein contained shall require Tenant to pay monthly corporation, franchise, income, estate, gift or inheritance taxes imposed on Monthly Rent which may be levied or assessed against landlord, fee owner, or their successor in title.

     7. PROPERTY INSURANCE. Tenant shall carry its own insurance on any of its property that may be located on the demised premises, and it is further agreed that LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY DAMAGE WHATSOEVER CAUSED TO ANY PROPERTY OF TENANT LOCATED ON THE DEMISED PREMISES except to the extent such damage is covered by insurance or caused by the negligence or willful act of Landlord or Landlord's agent, or licensee. Tenant shall pay for and maintain in effect fire and extended coverage on all improvements on the Leased Premises in the sum as required by Landlord but not exceeding replacement cost of the improvements and liability insurance as approved by Landlord in the amount of at least $1,000,000.00 per person, $3,000,000.00 per incident, and $300,000.00 property damage with Landlord and shown as insured parties. Each party hereby waives any rights against the other for damages to property to the extent such loss is covered by insurance and agrees that insurance policies of the parties shall contain a waiver of subrogation rights as to the other party.

     8. CONDITION OF PREMISES; REPAIRS. The Leased Premises are leased to the Tenant in the CONDITION AS IS. Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant that the Leased Premises are in satisfactory, condition when possession was so taken. Except as stated herein, no promises of Landlord to alter, remodel, improve, repair, decorate or clean the Leased Premises or any part thereof have been made, and no representation respecting the condition of the Leased Premises, has been made to Tenant by or on behalf of Landlord. Except for any damage resulting from the negligence or willful acts of Landlord or Landlord's agents, Tenant shall at its own expense keep the improvements located on the Leased Premises in good operating condition, including replacement if necessary, and tenantable condition together with the air conditioning and heating system and shall promptly and adequately repair all damage to such Leased Premises, including but not limited to, replacing or repairing all damaged or broken glass, fixtures and appurtenances.

     Landlord, its officers, agents and representatives shall have the right to enter all parts of the Leased Premises during regular business hours and upon forty-eight (48) hours notice to Tenant to inspect the Leased Premises and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof as long as such inspection is done in a manner as to not interfere with Tenant's business operations.

     Tenant shall be responsible for installation, maintenance and repair of any security system desired for the Leased Premises as well as for the electrical and plumbing systems within the Leased Premises and for the air conditioning and heating system. Tenant, at its sole expense, shall promptly replace and maintain any lighting located on the Leased Premises. Tenant shall maintain in good operating condition any water fixtures and plumbing within the Leased Premises and shall be solely responsible for any additional cost incurred due to any leaks from fixtures within the Leased Premises.

     9. INSPECTION OF THE PREMISES. Tenant hereby agrees and represents that Tenant has inspected the Leased Premises and accepts the Leased Premises in the condition now existing, AS IS.

     10. UTILITIES. Tenant shall make Tenant's own contracts and shall pay for all utilities used or consumed by Tenant in, on or about the Leased Premises including water service and sanitary sewer service provided to the Leased Premises Tenant shall be solely responsible for any telephone service and any other service or utility desired by Tenant. Landlord shall not be responsible for any damages or losses incurred by Tenant for the failure of Landlord to furnish any service or utility to the Tenant as long as Landlord does not maliciously or in bad faith cause such interruption of services, Furthermore, at the termination of this Lease, Tenant shall be responsible for the closing out of Tenant's accounts with the various utilities companies for the services supplied to the Leased Premises, and shall be solely responsible for the payment of said accounts. Upon vacating the premises, Tenant shall leave the electrical, water and sewer services in place and intact. Any improvements and additions to the electrical or plumbing services to the Leased Premises made during the Lease, whether by Tenant or anyone else, shall become part of the Leased Premises and remain with the Leased Premises upon Tenant vacating the premises.

     11. COMPLIANCE WITH ORDINANCES, ETC. Tenant agrees that Tenant will promptly execute and fulfill all ordinances, regulations, and laws of the United States, the State of Texas, County, City and other governmental agencies, boards or departments applicable to Tenant's use of the Leased Premises and all ordinances or orders imposed by the Board of Health, Sanitation and Police or Fire Departments for the correction, prevention, and abatement of nuisances in or upon or connected with the activities conducted by the Tenant in or upon the Leased Premises during the term of this Lease and at all times while Tenant is in possession of the Leased Premises.

     12. ASSIGNMENT, SUB-LETTING PROHIBITED. Tenant shall have the unrestricted right to assign, sublet, license, or transfer any or all of its rights and privileges under this Lease, provided that no such transfer shall operate to relieve Tenant of Tenant's obligations under the Lease.

     13. DAMAGE BY FIRE OR OTHER CASUALTY. If the Leased Premises shall be damaged by fire or other casualty resulting from any fault, negligence, or willful act of Tenant, its agents, employees or invitees, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord and rent shall continue without abatement.

     If in the last year of a Term or any Extension, if applicable, improvements on the Leased Premises should be so badly damaged by fire or other casualty as to make the Leased Premises untenantable, then, Landlord or Tenant shall have the option to terminate this Lease by written notice delivered to the other party within thirty (30) days following the event of such damage or destruction, in which event neither party hereto shall thereafter have any further future obligations hereunder. In any other event, unless mutually agreed to the contrary, this Lease shall continue in force and effect, in which event Landlord shall promptly and diligently repair and restore the damaged or destroyed portions of the Leased Premises to substantially the same condition existing prior to such damage or destruction. Should Landlord fail to substantially complete repair or rebuilding of such improvements within 180 days of such damage, Tenant shall have the right to terminate this Lease by notice to Landlord within 30 days after such 180 days period. For the period beginning on the date that the Leased Premises were rendered untenantable to the date of restoration of the Leased Premises to substantially the same condition existing prior to such damage, the Monthly Rent payable hereunder shall be proportionately abated.

     14. ATTORNEY'S FEES. In the event Tenant shall make default in the payment of Monthly Rent or other sum of money as the same shall become due and payable to Landlord hereunder, and shall remain in default for a period of ten days after the applicable cure period, and such rent or other sum of money is placed in the hands of an attorney for collection or is collected through suit, bankruptcy or other judicial proceeding, then Tenant agrees to pay to Landlord all reasonable attorney's fees and costs incurred by Landlord due to such non-payment.

     15. DEFAULT, TERMINATION, ETC. It is further covenanted and agreed by the parties hereto that: (i) if said Tenant shall fail to use said premises only in a lawful manner as stated herein; or (ii) if said Tenant shall fail to pay the rental herein stipulated as same becomes due, or (iii) if Tenant shall neglect or fail to perform and observe any of the covenants and agreements contained in this Agreement which are on Tenant's part to be performed, then on the happening of any one or more of these events, the Landlord, or those claiming under Landlord, may (i) for monetary defaults, upon ten (10) days written notice to Tenant and the noncuring of such default by the end of such ten (10) days; and (ii) for non-monetary defaults, upon thirty (30) days written notice to Tenant and the noncuring of such default by the end of such default by the end of such thirty (30) days, immediately or at any time thereafter, and without further notice or demand, and with or without legal action or suit, terminate Tenant's rights to possession under this Lease, and enter upon and into the premises herein demised, or any part thereof, and repossess the same, and expel said Tenant or those claiming under Tenant, and remove Tenant's effects if necessary, without being deemed guilty of any manner of trespass, all and any claim of damages for and by reason hereby expressly waived and without prejudice to any remedies which might be otherwise used for the collection of arrearages for rent or repossession of said premises. Upon termination of Tenant's right to possession of the Leased Premises, Tenant shall have ten (10) days to vacate the Leased Premises, leaving the Leased Premises in broom-clean condition and in as good a condition as at the initiation of this Lease. Landlord is authorized to remove any personal property of Tenant remaining on the Leased Premises upon termination of Tenant's right to possession of the Leased Premises and to place same in the name of Tenant in any storage facility in the county in which the Leased Premises are located, or to otherwise dispose of such goods as abandoned property without any liability to Tenant. If the Tenant shall abandon or vacate said Premises, or be evicted therefrom on account of any default herein, Landlord shall be at liberty, if Landlord sees fit and thinks it advisable, to re-let same; and if sufficient rental shall not be realized on such re-letting to satisfy the rent herein reserved, the Tenant agrees to satisfy any deficiency that may arise therefrom, for all of which the hereinafter described liens are expressly reserved. Landlord shall also have the option of terminating this Lease upon the default of Tenant and should such Premises not be returned to Landlord in as good as condition as upon the date rentals began to accrue under this Lease, Tenant shall be responsible for all such repair and restoration costs in addition to all accrued and unpaid rentals upon such termination. Notwithstanding any provision to the contrary, Tenant's obligation to return in "as a good a condition" shall take into account ordinary wear with further consideration of Tenant's maintenance obligation hereunder. Furthermore, as an additional cumulative remedy, in the event notice of default has been given to Tenant by Landlord and such Default has not been cured, Landlord shall be entitled and is hereby authorized, without any further notice to Tenant whatsoever, to enter the Leased Premises and to change, alter and/or modify the door locks and gate locks on the Leased Premises and to exclude Tenant from such Leased Premises until Tenant cures such default. Exercise by Landlord of any of the remedies granted under this section or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord. Notwithstanding the foregoing, under no circumstances shall Landlord have the right to accelerate rent.

     16. LIENS. Except for any mortgage, deed of trust or similar instrument executed by Landlord, Landlord and Tenant covenant each with the other not to permit any judgment, attachment and/or lien (an "Encumbrance") to be riled against the Leased Premises. Should any judgment, attachment and/or lien of an nature be filed against the Leased Premises, the party from whose fault or alleged debt such lien arises shall within thirty (30) days cause such Encumbrance to be removed by substitution of collateral or otherwise.

     17. SUBROGATION OF LANDLORD'S LIEN. In the event Tenant, its subtenants or assigns acquires and/or leases personal property to be installed, rented from, and used upon the Leased Premises subject to a conditional sales contract, chattel mortgage or other security agreement or lease, (the "Superior Lien"), Landlord hereby subrogates to the Superior Lien any claim arising by way of any landlord's lien (whether created by statute, contract or otherwise) with respect to such personal property and agrees to execute and deliver to any such secured creditor and, or lessor a subrogation of any lien Landlord may have upon such personal property. Such subrogation will be on a form provided by Tenant authorizing the secured creditor and/or lessor to enter upon the Leased Premises, in accordance with the terms of this Lease, and remove such personal property in the event of default under the terms of the conditional sales contract, chattel mortgage, security agreement and/or lease. This Section shall not be interpreted as creating a lien in favor of Landlord. Provided however, such subrogation shall not be effective as to any rentals or storage costs occurring thirty (30) days after the holder of the Superior Lien is given notice of termination of the Tenant's right to possession of the Leased Premises.

     18. CONDEMNATION. If while this Lease is in effect there shall be taken by exercise of the power of eminent domain any part of the Leased Premises, all sums awarded or agreed upon between Landlord and the condemning authority for the taking of the Leased Premises, whether as damages or as compensation, shall be the property of Landlord. Should Landlord receive condemnation funds for the taking of improvements or personal property which are paid for by Tenant, Landlord shall pay such funds to Tenant to the extent of the net book value of such depreciable improvements. Tenant shall be entitled to terminate this Lease if such portion taken by condemnation renders the Leased Premises unsuitable for the purposes utilized by Tenant prior to such condemnation. If this Lease is terminated due to condemnation, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord. Landlord shall have the option to continue this lease after any partial condemnation only in the event the remaining

Leased Premises are suitable for the purposes utilized by the Tenant prior to such condemnation with reasonable adjustment to the rental rate.

     19. NON-WAIVER. Neither acceptance of rent or any other amount due hereunder by Landlord nor failure to complain of any action, non-action or default of Tenant, whether singular or repetitive shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default by Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Landlord or its agents or representatives shall be deemed to be an acceptance of surrender of the Leased Premises and no agreements to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

     20. HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration or termination of this Lease, without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to by occupying the Leased Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Lease, provided however, the monthly rent shall be one and one-half the rental rate in effect on termination of the Lease.

     21. NOTICES. Any and all notice which must or which may be given by the Landlord to the Tenant or by the Tenant to the Landlord under any of the provisions of this Agreement must be in writing and may be served by United States Certified or Registered Mail, with Return Receipt Requested, or by delivery in person, unless otherwise required under any provision hereof Notices mailed to the Landlord shall be addressed to Landlord at the address stated below the signature of Landlord hereinbelow, or to such other address as Landlord may at any time, or from time to time, hereafter designate by written notice thereof to the Tenant, and notices mailed to Tenant shall be addressed to Tenant at the address stated below the signature of Tenant hereinbelow, or at such address as Tenant may, at any time, or from time to time, hereafter designate by written notice thereof to the Landlord.

     22. BINDING ON HEIRS, ETC. The agreements, conditions, covenant's, and terms herein contained, shall in every case, apply to, be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns, with the same force and effect as is specifically mentioned in each instance where a party hereto is named.

     23. ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligation hereunder and in the Center and property referred to in this Lease, and in such event and upon its transferees assuming Landlord's obligations hereunder, no further liability or obligation shall thereafter accrue against the present Landlord under this Lease.

     24. LAW GOVERNING AND VENUE. This Lease shall be and construed in accordance with the laws of the State of Texas and venue for all purposes shall be in Harris County, Texas. 25. DEPOSIT. Tenant shall deposit with Landlord the sum equal to one month's rental upon execution of this Lease as security for all of Tenant's obligations under this Lease. Tenant shall not have the right to use this sum as payment of the last month's rent. No interest shall accrue on this deposit.

     25. DEPOSIT. Tenant shall deposit with Landlord the sum equal to one month's rental upon execution of this Lease as security for all of Tenant's obligations under this Lease. Tenant shall not have the right to use this sum as payment of the last months's rent. No interest shall accrue on this deposit.

     26. INDEMNIFICATION.

     (a) Except to the extent covered by insurance, Landlord hereby indemnities and holds Tenant, Tenant's nominees, officers, directors, agents, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees and litigation expenses, arising from (i) the negligence or willful acts of' Landlord or its agents, employees, or contractors occurring on the Leased Premises, or (ii) the presence of Hazardous Substances (hereafter defined) or materials on the Leased Premises prior to Effective Date, except to the extent caused by Tenant's negligence or willful misconduct. In the event any action or proceeding shall be brought against Tenant by reason of any such claims, Landlord shall defend the same at Landlord's expense by counsel selected by Tenant.

     (b) Tenant hereby indemnities and holds Landlord, Landlord's nominees, officers, directors, agents, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including attorney' fees and litigation expenses, arising from (i) the negligence or willful acts of Tenant or its agents, employees, invitees, or contractors occurring on the Leased Premises after Effective Date, or (ii) the presence of Hazardous Substances or Materials on the Leased Premises after Effective Date, except to the extent caused by Landlord's negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claims, Tenant shall defend the same at Tenant's expense by counsel selected by Landlord.

     27. NON-DISTURBANCE AND ATTORNMENT; MEMORANDUM OF LEASE. Landlord, within thirty (30) days after the Effective Date, will obtain from every senior landlord, mortgagee and holder of a deed of trust upon the Leased Premises, (collectively "Senior Interest Holders") an agreement in recordable non-acceptable to Tenant wherein the Senior Interest Holders agree not to disturb Tenant's possession of the Leased Premises or deprive Tenant of any rights or increase any of its obligations under this Lease, provided Tenant is not in default of its obligations under this Lease, otherwise Tenant may terminate this Lease. Landlord agrees, upon request of Tenant, to execute and deliver to Tenant a memorandum of this Lease in recordable form acceptable to Tenant.

     28. LANDLORD'S TITLE AND QUIET ENJOYMENT. Landlord represents and warrants that Landlord is seized in fee simple title to the Property, free, clear and unencumbered except as otherwise disclosed herein. Landlord covenants that so long as Tenant fulfills the conditions and covenants required of it to be performed, Tenant will have peaceful and quiet possession thereof Landlord further represents and warrants that it has good right, full power and lawful authority to enter into the Lease for the Term and any Extensions.

     29. REPRESENTATIONS AND WARRANTIES OF LANDLORD.

     (a) Hazardous Substances. Except in accordance with applicable governmental regulations and in accordance with ordinary business practice, the Property does not presently contain and is free from all hazardous substances and/or wastes, toxic and nontoxic pollutants and contaminants including, but not limited to, petroleum products and asbestos collectively, "Hazardous Substances"). Landlord has not received any notification from any federal, state, county or city agency or authority relating to Hazardous Substances, in or near the Property. Neither party shall cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Property by such party, its agents, employees, contractors, invitees, tenants, subtenants or licensees without the prior written consent of the other party. Neither party shall unreasonably withhold its consent thereto as long as such party demonstrates to the other party's reasonable satisfaction that each such Hazardous Substance is necessary or useful to its business or to the business of its agents, employees, contractors, invitees, tenants, subtenants or licensees, and will be used, kept and stored in a manner that complies with all applicable governmental laws and regulations. If consented to, the requesting party shall promptly deliver to the other party true and complete copies of all notices received by such party from any governmental authority with respect to the generation, storage or disposal of such Hazardous Substances.

     (b) Litigation. There are no claims, causes of action or other litigation or proceedings pending or, to the best of Landlord's knowledge, threatened in respect to the ownership, operation or environmental condition of the Property or any part hereof, except for claims which are fully and insured and as to which the insurer has accepted defense without reservation.

     (c) Violation. There are no violations of any health, safety, pollution, zoning or other laws, ordinances, rules or regulations including, without limitation, the ADA with respect to any portion of the Property which have not been heretofore entirely corrected.

     (d) Zoning. The Property is currently zoned (if applicable) to allow the use of the Leased premises for Tenant's Use.

     (e) Authority. Landlord has full capacity, right, power and authority to executed, deliver and perform this Lease and all documents to be executed by Landlord pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individual signing this Lease and all other documents executed pursuant hereto on behalf of Landlord is duly authorized. This Lease and all documents to be executed pursuant hereto by Landlord are binding upon and enforceable against Landlord in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement to which Landlord or the Leased premises is subject or by which Landlord or the Leased Premises is bound.

     (f) Notwithstanding any provision to the contrary, Landlord shall be responsible for the structural integrity of the present building(s) on the Leased Premises as long as any failure of such structural integrity is not due to a failure to properly maintain. Such items of structural integrity shall include the exterior walls, concrete foundation, and roof, provided however, Landlord shall not be responsible for normal maintenance of such items.

     30. ESTOPPEL CERTIFICATE. Tenant and Landlord agree at any time and from time to time, upon not less than twenty (20) business days' prior written request from the other party, to execute, acknowledge and deliver to the requesting party a statement in writing, in form and content reasonably acceptable to the requesting party, an estoppel certificate. In the event either party fails to execute and deliver any such instrument within the foregoing time period, the delinquent party shall be deemed to have acknowledged and agreed with and to the matters set forth in such certificate.

     31. MISCELLANEOUS.

     (a) If either party is delayed or prevents from performing any of its obligations under this Lease by reason of strike, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or any other cause beyond such party's control, the period of such event or such prevention shall be deemed added to the time period herein provided for the performance of any such obligation by the applicable party.

     (b) This Lease contains the entire agreement between the parties. No modification. alteration or amendment of the Lease shall be binding unless in writing and executed by the parties.

     (c) The representations, warranties and indemnities contained in this Lease shall survive the termination or expiration of this Lease.

     (d) Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring, that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibit hereto.

     (e) Time is of the essence of this Lease and each provision, provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

     EXECUTED AS EFFECTIVE in duplicate originals effective the date first above written.



LANDLORD:                    TENANT:


/s/ James E. Horsley        By: /s/ Dennis J. O'Connor
---------------------------     -----------------------------------------------
JAMES E. HORSLEY                Person:  DENNIS J. O'CONNOR
18107 Colonial Forest Circle    Title:  chief Financial Equipment Services, Inc.
Spring, Texas 77379             Address:  c/o National Equipment Services, Inc.
(281) 376-6188                  6100 Sears Tower
                                Chicago, Illinois 60606
                                Attention:  Kevin P. Rodgers
                                Phone:  (312) 382-2223
                                Fax:  (312) 382-2201

                            (ACKNOWLEDGMENT)


THE STATE OF TEXAS         {
                           {
COUNTY OF HARRIS           {




     The foregoing instrument was acknowledged before me on this 17th day of March, 1997, by JAMES E. HORSLEY.



                                         /s/ Carole McDonald
                                         -------------------------------------
                                         Notary Public in and for
                                         The State of Texas



THE STATE OF TEXAS  {
                    {
COUNTY OF HARRIS    {


     The foregoing instrument was acknowledged before me on this 17th day of March, 1997, by DENNIS J. O'CONNOR, Chief Financial Officer of NES ACQUISITION CORP., a Delaware Corporation, on behalf of said corporation.

                                         /s/ Carole McDonald
                                         -------------------------------------
                                         Notary Public in and for
                                         The State of Texas

                              EXHIBIT "A"

                                                                     ###-##-####

BEING 1.5 ACRES OF LAND, MORE OR LESS, OUT OF LOT TWO (2), BLOCK SEVEN (7), HOUSTON SUBURBAN ESTATES, AS RECORDED IN VOLUME 7, PAGE 34 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT 5/8 INCH ROD SET FOR THE INTERSECTION OF THE NORTH LINE OF LOT TWO
(2) AND THE SOUTHWEST LINE OR RED BLUFF ROAD (BASED ON 80 FOOT WIDTH);

THENCE, SOUTH 55 DEG. 19 MIN. 00 SEC. EAST, WITH THE SOUTHWEST LINE OR RED BLUFF ROAD, 136.20 FEET TO A POINT FOR CORNER;

THENCE, SOUTH, WITH THE EAST LINE OR LOT TWO (2), 248.44 FEET TO A 5/8 INCH IRON ROD SET FOR CORNER;

THENCE, SOUTH 89 DEG. 53 MIN. 00 SEC. WEST, WITH THE SOUTH LINE OF LOT 2,
213.67 FEET TO A 5/8 INCH IRON ROD SET FOR CORNER;

THENCE, NORTH 326.17 FEET TO A 5/8 INCH IRON ROD SET FOR CORNER;

THENCE, NORTH 89 DEG. 53 MIN. 00 SEC. EAST, WITH THE NORTH LINE OR LOT 2,
101.67 FEET TO THE PLACE OF BEGINNING AND CONTAINING WITHIN THESE CALLS 1.50 ACRES OF LAND, MORE OR LESS.

                                  EXHIBIT "A"

                                                                     156-00-1685

A tract of land out of Lot Two (2), in Block Seven (7), of HOUSTON SUBURBAN ESTATES, an addition in Harris County, Texas, according to this map or plat thereof recorded in Volume 7, Page 33 of the Map Records of Harris County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 3/4 inch iron pipe marking the Northwest corner of the herein described Lot 2, Block 7, Southwest corner of adjacent Lot 1, Block 7; said point also located South, a distance of 326.17 feet from the Southeast interacting corner formed by the intersection of the East line of Jasmine Street, 60 feet wide, and the South line of San Augustine Street, 50 feet wide;

THENCE South 89 degrees 40 minutes 00 seconds East along the North line of the herein described Lot 2, Block 7, South line of adjacent Lot 1, Block 7, a distance of 760.54 feet to a 3/4 inch iron pipe on the Southwesterly line of Red Bluff Road, 90 feet wide, as widen;

THENCE South 55 degrees 17 minutes 00 seconds East along the Southwesterly line of Red Bluff Road, 90 feet wide, as widen, a distance of 136 feet to a 3/4 inch iron pipe marking an angle point;

THENCE South, along the East line of the herein described Lot 2, Block 7, a distance of 248.40 feet to a 3/4 inch iron pipe marking the Southeast corner of the herein described Lot 2, Block 7;

THENCE North 89 degrees 40 minutes 00 seconds West along the South line of Lot 2, Block 7, North line of adjacent Lot 3, Block 7, a distance of 872.00 feet to a 3/4 inch iron pipe on the East line of Jasmine Street, 60 feet wide;

THENCE North, along the East line of Jasmine Street, 60 feet wide, West line of herein described Lot 2, Block 7, a distance of 326.17 feet to the POINT OF BEGINNING of the tract containing 280.701 square feet;

SAVE & EXCEPT that certain tract of land conveyed to South Texas Industrial & Welding Supply, Inc., by Deed recorded under Harris County Clark's File No. G450085.